UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported):    April 11, 2005



                            DNB Financial Corporation
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)

        Pennsylvania                  0-16667                 23-2222567
    ---------------------          -------------            --------------
(State or other jurisdiction        (Commission            (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


     4 Brandywine Avenue, Downingtown, Pennsylvania                19335
            ---------------------------------                   -----------
        (Address of principal executive offices)                (Zip Code)



     Registrant's telephone number, including area code:      (610) 269-1040


                                 Not Applicable
                 ----------------------------------------------
           Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.


On April 11, 2005, the registrant's wholly owned subsidiary, DNB First, National Association (the "Bank") entered into a Marketing Services Agreement (the "Agreement") with TSG, INC., a Pennsylvania business corporation (the "Service Provider") for which Eli Silberman, a Director of Registrant, is the President and owner. The Agreement is for a nine (9) month term ending December 31, 2005. The Agreement obligates the Bank to pay the Service Provider compensation of $40,000.00 for the following services: (a) Provide a comprehensive analysis of DNB's product and service offerings, competitive position and customer profiles, including interviews with selected samples of customers of DNB and other financial institutions; (b) Consult with and assist DNB's management in establishing strategies for branding based on the foregoing analysis and research; (c) Assist DNB with marketing, public relations and customer relations strategies to implement the new branding strategies. In addition, the bank will pay a fee of $85.00 per hour to the Service Provider for ongoing creative supervision and copywriting support. The agreement requires the services to produce the deliverables, and be consistent with, documented discussions between DNB and the Service Provider, and the services are to be subject to such performance measures for each stage of performance as the parties shall identify prior to commencement of each stage of services. The agreement is terminable by either party upon material default of the other party.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            DNB Financial Corporation

April 11, 2005                            By: /s/ Bruce E. Moroney

                                          Name: Bruce E. Moroney
                                          Title: Executive Vice President and
                                          Chief Financial Officer